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                                                                    EXHIBIT 10.1

                             FORBEARANCE AGREEMENT
                           (with Release Provision)


     AGREEMENT effective the 28th day of August, 2001 by and between BERKSHIRE INDUSTRIAL CORPORATION, hereinafter referred to as "BERKSHIRE", and CYBERIAN OUTPOST, INC., hereinafter referred to as "OBLIGOR".

     WHEREAS, BERKSHIRE is the owner of record of certain premises at 6 Berkshire Boulevard, a/k/a as 17,000 square feet space in Building Number 8, Berkshire Corporate Park, in the Town of Bethel, County of Farifield and State of Connecticut (the "demised premises");

     WHEREAS, On or about September 9, 1999, by written lease (the "lease"), BERKSHIRE leased the demised premises to the OBLIGOR, CYBERIAN OUTPOST, INC.;

     WHEREAS, the OBLIGOR entered into possession of the demised premises pursuant to the lease;

     WHEREAS, the OBLIGOR in default of the lease;

     WHEREAS, BERKSHIRE has commenced an action in summary process to recover possession of the demised premises, which action is pending in the Superior Court for the Judicial District of Danbury, G.A.#3.

     WHEREAS, the OBLIGOR is liable to BERKSHIRE for damages under the lease.

     WHEREAS, BERKSHIRE has exercised its right to recover possession of the demised premises, and has retained legal counsel to enforce its rights under the lease.

     WHEREAS, BERKSHIRE is prepared to obtain judgment in said summary process action pending in the Superior Court for the Judicial District of Danbury, G.A.#3;

     WHEREAS, BERKSHIRE has the right and is prepared to commence an action for money damages against the OBLIGOR for the OBLIGOR'S breach of the lease;

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     WHEREAS, OBLIGOR wishes BERKSHIRE to forestall any further legal action against OBLIGOR;

     WHEREAS, BERKSHIRE is willing to forestall further legal action against OBLIGOR in return for OBLIGOR'S promises contained herein which are satisfactory and acceptable to BERKSHIRE; and

     WHEREAS, the parties wish to confirm their agreements.

     WHEREFORE, in consideration of the mutual promises, covenants and untakings contained herein, it is agreed that:

     1. OBLIGOR shall vacate the demised premises for possession by BERKSHIRE on or before 12:00 o'clock p.m. on September 14, 2001, time being of the essence. Thereafter, the OBLIGOR shall have no further rights of possession under the lease or operation of law; and BERKSHIRE shall be released from any further performance or obligation under the lease.

     2. Upon the execution of this Agreement by OBLIGOR, OBLIGOR shall tender to BERKSHIRE the sum of twenty thousand dollars ($20,000.00) in good funds.

     3. On or before 5:00 o'clock p.m. on October 1, 2001, the OBLIGOR shall tender to BERKSHIRE the additional sum of eighty thousand dollars ($80,000.00) in good funds, time being of the essence.

     4. If possession of the demised premises is given to BERKSHIRE and payments are made to BERKSHIRE as provided for hereinabove, and no legal action occurs or is taken by third party creditors of OBLIGOR that might adversely affect the legal interests of BERKSHIRE, subject to the terms of Provision 6 contained hereinafter, this Agreement shall serve as BERKSHIRE'S release of OBLIGOR from any and all further liability to BERKSHIRE under the lease.

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     5.  If possession of the demised premises is not given to BERKSHIRE and/or payments are not made to BERKSHIRE as provided for hereinabove, or legal action occurs or is taken by third party creditors of OBLIGOR that will or might adversely affect the legal interests of BERKSHIRE, BERKSHIRE shall have the option and right to take any legal action deemed appropriate by BERKSHIRE against the OBLIGOR for collection of any and all damages that BERKSHIRE may sustain as a result of the breach of the lease by OBLIGOR, including, but not limited to, any and all costs incurred by BERKSHIRE prior to this date, which shall be deemed costs of collection payable by OBLIGOR.

     6. Notwithstanding any provisions to the contrary contained herein, prior to vacating the demised premises, and except for payment of base rent, OBLIGOR shall continue to be liable to BERKSHIRE pursuant to the terms of the lease. Nothwithstanding any provisions to the contrary contained herein, in addition to the promises of the OBLIGOR contained herein, subsequent to vacating the demised premises; OBLIGOR shall continue to be liable to BERKSHIRE pursuant to Provision 8 (Security) and Provision 12 (Tenant Fit-Out and Alterations) and Provision 9 (Utilities) of the lease. Any utility expenses payable by OBLIGOR shall be paid on October 1, 2001.

     7. This Agreement shall be binding against the respective successors and assigns of the parties hereto.

     Wherever in this instrument any party shall be designated or referred to by name or general reference, such designation is intended to and shall have the same effect as if the words "heirs, executors, administrators, personal or legal representatives, successors and assigns" had been inserted after each and every such designation and all the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns, respectively.

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     In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                                         CYBERIAN OUTPOST, INC.

                                         By:  /s/ Christopher J. Walls
                                              ------------------------



                                         BERKSHIRE INDUSTRIAL CORPORATION

                                         By:  /s/ Roy E. Steiner
                                              ------------------
                                              Roy E. Steiner, President



STATE OF CONNECTICUT:
                    :                  ss     August 31, 2001
COUNTY OF LITCHFIELD:

     Personally appeared before me, Christopher J. Walls, Vice President of CYBERIAN OUTPOST, INC., signer and sealer of the foregoing instrument, who acknowledged that the execution of the foregoing instrument was his free act and deed, and the free act and deed of CYBERIAN OUTPOST, INC.

                                              /s/ Melanie Chernak
                                              -------------------
                                              Commissioner of the Superior Court
                                              Notary Public

                                              MELANIE CHERNAK
                                              NOTARY PUBLIC
                                              MY COMMISSION EXPIRES 6-30-03

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STATE OF CONNECTICUT:
                    :         ss.  Danbury    September 26, 2001
COUNTY OF LITCHFIELD:

     Personally appeared before me, Roy E. Steiner, President of BERKSHIRE INDUSTRIAL CORPORATION, signer and sealer of the foregoing instrument, and acknowledged that the execution of the foregoing instrument to be his free act and deed, and the free act and deed of BERKSHIRE INDUSTRIAL CORPORATION.

                                             /s/ Elaine A. Tomanio
                                             ---------------------
                                             Notary Public
                                             My Commission Expires May 31, 2003

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